EXHIBIT 1.1

The Bank of New York Mellon Corporation

500,000 Depositary Shares

Each representing a 1/100th Interest in a Share of

Series M Noncumulative Perpetual Preferred Stock

Underwriting Agreement

February 26, 2026

Barclays Capital Inc.

BofA Securities, Inc.

Citigroup Global Markets Inc.

Deutsche Bank Securities Inc.

BNY Mellon Capital Markets, LLC

c/o BofA Securities, Inc.

One Bryant Park

New York, NY 10036

Ladies and Gentlemen:

The Bank of New York Mellon Corporation, a Delaware corporation registered as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956, as amended (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell 500,000 depositary shares (the “Depositary Shares”), each representing a 1/100th interest in a share of Series M Noncumulative Perpetual Preferred Stock (the “Preferred Stock”) of the Company (such number of Depositary Shares, the “Securities”), to you, the several Underwriters named in Schedule I hereto (the “Underwriters”). The Preferred Stock shall have the rights, powers and preferences set forth in the certificate of designations to be dated on or about March 5, 2026 relating thereto (the “Certificate of Designations”). The shares of Preferred Stock represented by the Securities are to be deposited by the Company against delivery of depositary receipts evidencing the Securities (the “Depositary Receipts”) that are to be issued by Computershare Inc. and Computershare Trust Company, N.A., acting jointly as depositary (the “Depositary”) under a Deposit Agreement, to be dated on or about March 5, 2026 (the “Deposit Agreement”), among the Company, the Depositary and the holders from time to time of the Depositary Receipts issued thereunder.

1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that:

(a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-282710) in respect of the Securities not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, have been declared effective; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission, any request on the part of the Commission for additional information with respect to such registration statement has been complied with, (the base prospectus related to the Securities, in the form in which it has most recently been filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”) on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Form T-1 and including any prospectus supplement relating to the Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Securities, since their registration by the Company on the Registration Statement, have been and remain eligible for registration by the Company on a registration statement on Form S-3 pursuant to Rule 415 under the Act; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(c) hereof), is hereinafter called the “Pricing Prospectus”; the Pricing Prospectus, together with the final term sheet prepared and filed pursuant to Section 5(i) hereof, is hereinafter called the “Pricing Disclosure Package”; the form of the final prospectus relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus, or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Securities is hereinafter called an “Issuer Free Writing Prospectus”);

(b) No order of the Commission preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been received by the Company, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(c) For the purposes of this Agreement, the “Applicable Time” is 2:10 p.m. (New York City time) on the date of this Agreement. The Pricing Disclosure Package, as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus listed on Schedule II hereto does not conflict with the information contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(d) The documents incorporated by reference in the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(e) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, in the case of the Registration Statement, as of the applicable effective date as to each part of the Registration Statement, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of the Prospectus, as of the applicable filing date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein;

(f) Except as set forth or contemplated in the Pricing Disclosure Package, subsequent to the respective dates as of which information is given in the Pricing Disclosure Package, (i) neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, or entered into any transactions, not in the ordinary course of business, that are material to the Company and its subsidiaries on a consolidated basis and (ii) there has not been any material adverse effect on, or any development involving a prospective material adverse effect on, the general affairs, management, financial position, shareholder’s equity or results of operations of the Company and its subsidiaries taken as a whole or adversely affect the compliance by the Company with its obligations hereunder, other than, with respect to clause (ii), any such effect resulting from changes in the general economic or equity or debt market conditions in the United States or changes in the financial services industry in general and not specifically relating to the Company or its subsidiaries (a “Material Adverse Effect”);

(g) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification except where failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(h) The Bank of New York Mellon (the “Bank”) has been duly organized and is validly existing as a banking corporation under the laws of the State of New York; Pershing LLC (“Pershing” and, together with the Bank, the “Significant Subsidiaries”) has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware; and each of the Significant Subsidiaries has the corporate power and authority to own its properties and to conduct its business as and to the extent described in the Pricing Prospectus, and has been duly qualified as a foreign corporation and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where any failure to so qualify or to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect; the only “significant subsidiaries” of the Company that are operating companies, within the meaning assigned to such term in Rule 1-02(w) of Regulation S-X promulgated by the Commission, are the Bank and Pershing;

(i) The Company has an authorized equity capitalization as set forth in the Pricing Prospectus; all of the issued and outstanding capital stock of the Company (including the Preferred Stock) has been duly authorized and validly issued, is fully paid and non-assessable and conforms to the description thereof contained in the Prospectus; all of the issued and outstanding capital stock or other equity interests of the Significant Subsidiaries have been duly authorized and validly issued, and, in the case of any Significant Subsidiary that is organized as a corporation, fully paid and non-assessable (except, in the case of each of its national bank subsidiaries, as provided in 12 U.S.C. Section 55, as amended, and in the case of each of its New York state chartered banks, as provided in New York Banking Law Section 114) and, in the case of any Significant Subsidiary that is organized as a limited liability company, the Company is not liable to such Significant Subsidiary to make any additional capital contributions with respect to its equity interests in such Significant Subsidiary (except as provided in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); except for directors’ qualifying shares, all issued and outstanding capital stock or other equity interests of the Significant Subsidiaries are owned by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity; and except as set forth or incorporated by reference in the Pricing Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interest in the Company are outstanding and the issuance of the shares of Preferred Stock relating to the Securities will not be subject to any preemptive or similar rights;

(j) The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”), and to perform its respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents; the consummation of the transactions contemplated thereby has been duly and validly taken; and this Agreement has been duly executed and delivered by the Company;

(k) The Certificate of Designations has been duly and validly authorized by the Company;

(l) The Deposit Agreement has been duly authorized and, prior to the Time of Delivery (as defined in Section 4(b) hereof), will have been executed and delivered by the Company; assuming the Deposit Agreement is duly authorized, executed and delivered by the Depositary, at the Time of Delivery, the Deposit Agreement will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and except as to the indemnity and contribution provisions therein to the extent any such provision is, in the opinion of the Commission, against public policy as expressed in the Act;

(m) Five thousand (5,000) shares of the Preferred Stock have been duly and validly authorized by the Company, and, when the Securities are issued and delivered to and paid for by the Underwriters pursuant to this Agreement, the shares of Preferred Stock deposited with the Depositary under the Deposit Agreement with respect to the Securities will be fully paid and nonassessable; assuming due execution and delivery of the Depositary Receipts and the Deposit Agreement by the Depositary, each Depositary Share will be duly and validly issued and will entitle the holder thereof to the benefits provided therein and in the Deposit Agreement;

(n) The issue and sale of the Securities and the compliance by the Company with the Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or either Significant Subsidiary is a party or by which the Company or either Significant Subsidiary is bound or to which any of the property or assets of the Company or either Significant Subsidiary is subject, (ii) result in any violation of the provisions of the Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”) or the Amended and Restated By-Laws of the Company, as amended (the “By-Laws”) or (iii) result in any violation of the provisions of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or either Significant Subsidiary or any of their properties (each, a “Governmental Entity”), except in the case of clauses (i) and (iii) for conflicts, defaults or violations which, individually or in aggregate, would not have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such Governmental Entity is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by the Transaction Documents except (x) such as have been obtained under the Act and (y) such as may be required under state securities or Blue Sky laws and by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and distribution of the Securities by the Underwriters;

(o) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of Preferred Stock”, “Description of Depositary Shares”, “Description of the Series M Preferred Stock” and “Description of the Depositary Shares”, insofar as they purport to constitute a summary of the terms of the Preferred Stock or the Depositary Shares, as applicable, of the Company, and under the captions “Material United States Federal Income Tax Considerations” and “Certain ERISA Considerations”, insofar as they purport to describe the provisions of the laws and documents referred to therein, constitute a fair and accurate summary of such terms or provisions, as applicable, in all material respects;

(p) Each Transaction Document conforms in all material respects to the descriptions thereof in the Registration Statement, the Pricing Prospectus and the Prospectus.

(q) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or either Significant Subsidiary is a party or of which any property of the Company or either Significant Subsidiary is the subject, which, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(r) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Prospectus will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(s) Rule 164(e)(2) applies to each Issuer Free Writing Prospectus with respect to the Securities;

(t) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(u) Since the date of the latest audited financial statements included or incorporated by reference in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(v) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; such disclosure controls and procedures were effective as of December 31, 2025; and since December 31, 2025, the Company has not become aware of any significant change in factors that would materially and adversely affect the effectiveness of the Company’s disclosure controls and procedures;

(w) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package fairly presents the information called for in all material respects and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto;

(x) The Company has not taken, directly or indirectly (except through any Underwriter or any affiliate thereof, as to which no representation is made), any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of the Securities;

(y) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate, in each case acting on behalf of the Company or any of its subsidiaries, is aware of or has taken any action, directly or indirectly, that would result in a violation of any provision of the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions (the “OECD Convention”), or the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA), including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, in contravention of the FCPA or any applicable anti-bribery and anticorruption laws or regulations to which the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee or affiliate, in each case acting on behalf of the Company or any of its subsidiaries, is subject, except where any such action and contravention would not, individually or in the aggregate, be material to the Company and its subsidiaries, taken as a whole. The Company and its subsidiaries and, to the knowledge of the Company, their affiliates have instituted and maintain policies and procedures reasonably designed to promote and ensure, and which are reasonably expected to continue to ensure, continued compliance with all applicable anti-bribery and anti-corruption laws in all material respects;

(z) To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with applicable financial recordkeeping and reporting requirements of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions in which the Company and its subsidiaries conduct their businesses, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Anti-Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened; and

(aa) None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, representative, affiliate or employee of the Company or any of its subsidiaries is an individual or entity (“Person”) currently the target of any sanctions administered or imposed by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union and its member states, His Majesty’s Treasury or any similar sanctions imposed by any other governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of comprehensive Sanctions (including, without limitation, Cuba, Iran, North Korea and the Crimea, Donetsk, Kherson, Luhansk and Zaporizhzhia regions of Ukraine); and the Company will not directly or knowingly indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, (i) to fund or finance any activities of or business with any Person, or in any country or territory, that, at the time of such funding or financing, is the subject of Sanctions (except as may be authorized, or not prohibited, by the applicable economic sanctions authority) or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

2. Purchase and Sale of Securities by the Underwriters. On the basis of the representations and warranties herein set forth, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price per Security of $990.00 (the “Purchase Price”), the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto under the heading “Number of Securities to Be Purchased” (or such number of Securities increased as set forth in Section 10 hereof).

3. The Offering. The Company understands that the Underwriters intend to make a public offering of the Securities as soon after the effectiveness of this Agreement as in the judgment of the Underwriters is advisable, and initially to offer the Securities for sale upon the terms and conditions set forth in the Prospectus.

4. Settlement.

(a) The Securities to be purchased by each Underwriter hereunder, in book-entry only form represented by one or more Depositary Receipts deposited with The Depository Trust Company (“DTC”) and in such authorized denominations and registered in such names as the Underwriters may request upon at least forty-eight (48) hours’ prior notice to the Company shall be delivered by the Company to the Underwriters, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the Purchase Price therefor by wire transfer of immediately available funds to the account(s) specified by the Company to the Underwriters at least forty-eight (48) hours in advance. The Depositary Receipts will be made available for checking and packaging at least twenty-four (24) hours prior to the Time of Delivery with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).

(b) The time and date of delivery of and payment for the Securities shall be 9:30 a.m., New York City time, on March 5, 2026 or such other time and date as the Underwriters and the Company may agree upon in writing. Such time and date for delivery of the Securities is herein called the “Time of Delivery”.

(c) The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof, will be delivered electronically or at the offices of Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006 (the “Closing Location”), and the Securities will be delivered electronically or at the Designated Office, at the Time of Delivery. The final drafts of the documents to be delivered pursuant to the preceding sentence will be made available for review by the parties hereto electronically no later than 4:00 p.m. New York City time, on the New York Business Day immediately preceding the Time of Delivery. For the purposes of Section 2 and of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

5. Covenants. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Underwriters and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery which shall be reasonably disapproved by the Underwriters promptly after reasonable notice thereof; to advise the Underwriters, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed; to file promptly all other material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering or sale of the Securities; to advise the Underwriters, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or other prospectus in respect of the Securities, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus, the Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order at its own expense, as may be necessary to permit offers and sales of the Securities by the Underwriters(references herein to the Registration Statement shall include any such amendment or new registration statement);

(b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by the Underwriters and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be reasonably disapproved by the Underwriters promptly after reasonable notice thereof;

(c) If by the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Securities remain unsold by the Underwriters, the Company will file, if it has not already done so and is eligible to do so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters and will use its reasonable best efforts to cause such registration statement to be declared effective within one hundred and eighty (180) days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement;

(d) Promptly from time to time to take such action as the Underwriters may reasonably request to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Underwriters may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities, provided that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(e) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Underwriters may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Securities and if at any such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Underwriters and to file such document and to prepare and furnish to each Underwriter and to any dealer in the Securities as many written and electronic copies as the Underwriters may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, (i) if such untrue statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter expressly for use therein, at the expense of such Underwriter and (ii) in other cases, without charge to any such Underwriter or dealer; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Securities at any time nine months or more after the time of issue of the Prospectus, upon the request of the Underwriters but at the expense of such Underwriter to prepare and deliver to such Underwriter as many written and electronic copies as the Underwriters may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(f) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen (16) months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158 under the Act);

(g) During the period beginning from the date hereof and continuing to and including the date thirty (30) days after the date of the Prospectus, not to, without the prior written consent of the Underwriters, directly or indirectly offer, sell, contract to sell, pledge, sell or grant any option, right or warrant to purchase, make any short sale or otherwise dispose of any securities of the Company that in the judgment of the Underwriters are substantially similar to the Securities or any securities convertible into, or exchangeable for, such securities, whether now owned or hereinafter acquired, owned directly by the Company (including holding as a custodian) or with respect to which the Company has beneficial ownership within the rules and regulations of the Commission, except that (i) the Company may engage in any activity described in this Section 5(g) if and to the extent required by applicable law or by any notice, order or regulation of any regulatory authority which is binding upon the Company and (ii) the Company may issue or grant any securities (including restricted stock, restricted stock units and phantom stock), and options to acquire securities, of the Company to its employees and directors (including on a cashless exercise basis) pursuant to an employee benefit plan or director plan that exists as of the date hereof (including, without limitation, The Bank of New York Mellon Corporation Long-Term Incentive Plan);

(h) Reserved;

(i) To prepare a final term sheet in a form approved by the Underwriters and to file such term sheet pursuant to Rule 433(d)(5)(ii) under the Act within the time required by such Rule. Any such final term sheet shall be an Issuer Free Writing Prospectus.

(j) To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement, if any, in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”; and

(k) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Securities (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred.

6. Free Writing Prospectuses.

(a) The Company represents and agrees that, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company and the Underwriters, it has not made and will not make any offer relating to the Securities that would constitute a free writing prospectus, other than any such free writing prospectus the use of which has been consented to by the Company or the Underwriters, as applicable, that is listed on Schedule II hereto or a preliminary term sheet transmitted through the Bloomberg system;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Underwriters and, if requested by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Underwriters expressly for use therein.

7. Expenses. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Securities under the Act and all other expenses (excluding the fees incurred by the counsel for the

Underwriters) in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, the Transaction Documents, the Blue Sky memorandum, if any, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(c) hereof, including the fees and disbursements of counsels for the Underwriters in connection with such qualification and in connection with the Blue Sky survey, if any, up to a maximum of $10,000 in the aggregate; (iv) the cost of preparing the Securities; (v) the cost and charges of any transfer agent or registrar; (vi) the fees and expenses of the Depositary in connection with the deposit of the Preferred Stock and the offering of the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their respective counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8. Conditions. The obligations of the Underwriters hereunder, as to the Securities to be delivered at the Time of Delivery shall be subject, in the discretion of the Underwriters, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated by the Commission; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated by the Commission; and all requests for additional information on the part of the Commission shall have been complied with, or is being complied with, to the reasonable satisfaction of Underwriters; FINRA shall have raised no objection to the fairness and reasonableness of this Agreement;

(b) Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, shall have furnished to the Underwriters such written opinion or opinions, dated the Time of Delivery, in form and substance satisfactory to each of the Underwriters, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Sullivan & Cromwell LLP, counsel for the Company, shall have furnished to the Underwriters such counsel’s written opinion and letter, dated the Time of Delivery, in the forms attached hereto as Exhibit A-1 and A-2, respectively;

(d) The deputy general counsel, Secretary or an Assistant Secretary of the Company shall have furnished to the Underwriters such counsel’s written opinion, dated the Time of Delivery, in the form attached hereto as Exhibit A-3;

(e) On the date of the Prospectus, at 9:30 a.m. New York City time on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, the independent accounting firm of the Company who has certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Prospectus shall have furnished to the Underwriters a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

(f) (i) Neither the Company nor any Significant Subsidiary shall have sustained since the date of the latest audited financial statements of the Company included or incorporated by reference in the Pricing Disclosure Package any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Disclosure Package; and (ii) since the respective dates as of which information is given in the Pricing Disclosure Package, there shall not have been any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders’ equity or results of operations of the Company and the Significant Subsidiaries taken as a whole, in any such case described in clause (i) or (ii), otherwise than as set forth or contemplated in the Pricing Disclosure Package or the effect of which is in the judgment of the Underwriters after consultation with the Company (to the extent practicable) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(g) On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical rating organization”, as that term is defined in Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities or a material disruption in securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Underwriters after consultation with the Company (to the extent practicable) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being delivered at the Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(i) The Company shall have complied with the provisions of Section 5(e) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(j) The Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware;

(k) The Underwriters shall have received from the Depositary a copy of the certificate evidencing the deposit of the shares of Preferred Stock underlying the Securities delivered at the Time of Delivery; and

(l) The Company shall have furnished or caused to be furnished to the Underwriters at the Time of Delivery a certificate of the Chief Financial Officer or the Treasurer of the Company satisfactory to the Underwriters (i) to the effect that (A) the representations and warranties of the Company set forth in Section 1 of this Agreement are true and correct on and as of the Time of Delivery with the same force and effect as though expressly made on and as of the Time of Delivery and (B) the Company has complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery, and (ii) as to such other matters as the Underwriters may reasonably request.

9. Indemnification and Contribution.

(a) The Company will indemnify and hold harmless each Underwriter and any affiliate of such Underwriter that is acting as a selling agent of such Underwriter in connection with the distribution of the Securities against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such affiliate, as the case may be, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Underwriter or such affiliate, as the case may be, for any legal or other expenses reasonably incurred by such Underwriter or such affiliate, as the case may be, in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Basic Prospectus, any Preliminary Prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus or any such amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party, on the one hand, and the indemnified party, on the other, from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above and such indemnifying party was prejudiced in a material respect by such failure, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Underwriters, in connection with the offering of the Securities shall be deemed to be in the same respective proportion as the total net proceeds from such offering (before deducting expenses) received by the Company and the total commissions or discounts received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus, bear to the aggregate offering price of the Securities. The relative fault of the Company or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as a single entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total public offering price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company under this Section 9 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter within the meaning of the Act; and the obligations of the Underwriters, under this Section 9 shall be in addition to any liability that the Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

10. Underwriter Defaults.

(a) If any Underwriter shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder at the Time of Delivery, the Underwriters may in their discretion arrange for them or another party or other parties to purchase such Securities on the terms contained herein. If within thirty-six (36) hours after such default by any Underwriter the Underwriters do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six (36) hours within which to procure another party or other parties satisfactory to the Underwriters to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Underwriters notify the Company that they have so arranged for the purchase of such Securities, or the Company notifies the Underwriters that it has so arranged for the purchase of such Securities, the Underwriters or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven (7) days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Underwriters and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased does not exceed one eleventh (1/11th) of the aggregate number of all the Securities to be purchased at the Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at the Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Securities which such Underwriter agreed to purchase hereunder) of the Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Underwriter or Underwriters by the Underwriters and the Company as provided in subsection (a) above, the aggregate number of such Securities which remains unpurchased exceeds one eleventh (1/11th) of the aggregate number of all the Securities to be purchased at the Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Securities of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from any liability it may have to the Company or any non-defaulting Underwriter for its default.

11. Survival. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

12. Liabilities Upon Termination. If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Underwriters for all out-of-pocket expenses approved in writing by the Underwriters, including fees and disbursements of counsel, reasonably incurred by the Underwriters in connection with the Transaction Documents and the offering of Securities contemplated hereby, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. Notices, etc. In all dealings hereunder, the Underwriters shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Underwriters.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail or facsimile transmission to the Underwriters; and if to the Company shall be delivered or sent by mail or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

14. Parties to Agreement. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company or any Underwriter and each person who controls the Company or any Underwriter and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time Is of the Essence. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Underwriters Not Fiduciaries. The Company acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement and the transactions contemplated hereby are arm’s-length commercial transactions among the Company and the several Underwriters, (ii) in connection therewith and with the process leading to such transaction each of the Underwriters is acting solely as a principal and not the agent or fiduciary of the Company, (iii) none of the Underwriters has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement, (iv) the Underwriters may be engaged in a broad range of transactions that involve interests that differ from the Company and (v) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17. Supersedes Prior Agreements. The Transaction Documents supersede all prior agreements and understandings (whether written or oral) among the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. Waiver of Jury Trial. Each of the Company and the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

21. Disclosures. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) Transfer and Default Rights.

(i) In the event that any party that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such party of this Agreement and any interest and obligation in or under this Agreement will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any party that is a Covered Entity or any BHC Act Affiliate of such party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States. The requirements of this Section 22(a) apply notwithstanding the following Section 22(b).

(b) BHC Act Affiliate Insolvency.

(i) Notwithstanding anything to the contrary in this Agreement or any other agreement, but subject to the requirements of Section 22(a), no party to this Agreement shall be permitted to exercise any Default Right against a party that is a Covered Entity with respect to this Agreement that is related, directly or indirectly, to a BHC Act Affiliate of such party becoming subject to an Insolvency Proceeding, except to the extent the exercise of such Default Right would be permitted under the creditor protection provisions of 12 C.F.R. § 252.84, 12 C.F.R. § 47.5, or 12 C.F.R. § 382.4, as applicable.

(ii) After a BHC Act Affiliate of a party that is a Covered Entity has become subject to an Insolvency Proceeding, if any party to this Agreement seeks to exercise any Default Right against such Covered Entity with respect to this Agreement, the party seeking to exercise a Default Right shall have the burden of proof, by clear and convincing evidence, that the exercise of such Default Right is permitted hereunder.

(c) Definitions. For purposes of this Section 22:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party;

“Covered Entity” means any of the following: (x) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (y) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (z) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable;

“Insolvency Proceeding” means a receivership, insolvency, liquidation, resolution or similar proceeding; and

“U.S. Special Resolution Regime” means each of (y) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (z) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.”

If the foregoing is in accordance with your understanding, please sign (manually or electronically) and return to us counterparts hereof, and upon the acceptance hereof by the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company.

Very truly yours,

THE BANK OF NEW YORK MELLON CORPORATION

By:	/s/ Tiffany Eng
Name: Tiffany Eng
Title: Managing Director and Treasurer

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof:

BARCLAYS CAPITAL INC.

By:	/s/ Tom Burgess
Name: Tom Burgess
Title: Managing Director

BOFA SECURITIES, INC.

By:	/s/ Anthony Aceto
Name: Anthony Aceto
Title: Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Josh Warren
Name: Josh Warren
Title: Managing Director

By:	/s/ Mac Reddick
Name: Mac Reddick
Title: Director

BNY MELLON CAPITAL MARKETS, LLC

By:	/s/ Rob Lynch
Name: Rob Lynch
Title: Managing Director

By:	/s/ Dan Klinger
Name: Dan Klinger
Title: Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Number of Securities to be Purchased
Barclays Capital Inc.	115,000
BofA Securities, Inc.	115,000
Citigroup Global Markets Inc.	115,000
Deutsche Bank Securities Inc.	115,000
BNY Mellon Capital Markets, LLC	40,000

Total	500,000

SCHEDULE II

Issuer Free Writing Prospectus: Final term sheet, dated February 26, 2026 relating to the Securities.

EXHIBIT A-1

FORM OF OPINION OF COMPANY’S COUNSEL

EXHIBIT A-2

FORM OF DISCLOSURE LETTER OF COMPANY’S COUNSEL

EXHIBIT A-3

FORM OF OPINION OF COUNSEL OF THE COMPANY